© Copyright 2015, Organovo Holdings, Inc. This report is solely for the use of intended audience. No part of it may be circulated, quoted, or reproduced for distribution outside the organization without prior written approval from Organovo Holdings, Inc. Changing the Shape of Medical Research and Practice Keith Murphy Chief Executive Officer Exhibit 99.1

FORWARD LOOKING STATEMENTS © Copyright 2015 Organovo Holdings, Inc. NYSE MKT: ONVO The Company cautions you that the statements included in this presentation that are not a description of historical facts are forward-looking statements. Any forward-looking statements are based on our current expectations, but are subject to a number of risks and uncertainties. The factors that could cause our actual future results to differ materially from our current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products and services based on its technology; the expected benefits and efficacy of the Company's products, services and technology; the availability of substantial additional funding to support the Company’s operations and business plan; the market acceptance of the Company’s products, services and technology; the validity of the Company’s intellectual property rights and the ability to protect those rights; and the Company's ability to achieve its business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in our filings with the SEC, including our Quarterly Report on Form 10-Q filed with the SEC on February 6, 2015. You should not place undue reliance on forward-looking statements, which speak only as of the date of this presentation. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Organovo NovoGen MMX Bioprinter™ © Copyright 2015 Organovo Holdings, Inc.

Recent Accolades and Press Coverage Company named 2015 Technology Pioneer by the World Economic Forum (Davos, Switzerland) exVive3D™ Liver won the CONNECT 2014 Most Innovative Product award in its Life Sciences category exVive3D Liver named one of the Top 10 Innovations of 2014 by The Scientist magazine Company named one of the Top 10 Most Innovative Companies of 2015 in Health Care by Fast Company magazine Recent media highlights: Wall Street Journal, Feb. 16, 2015 CEO Interview, CNBC, Dec. 11, 2015 © Copyright 2015 Organovo Holdings, Inc.

Opportunity Matrix Tissue Research Programs Toxicology Assays (Product/Service) Disease Models (Partnerships) Simple Tissues for Therapy (Clinical) Liver ✔ ✔ ✔ Lung ✔ ✔ Kidney ✔ ✔ ✔ Cancer ✔ Bone ✔ ✔ Blood Vessel ✔ ✔ Heart ✔ ✔ ✔ Skin ✔ ✔ © Copyright 2015 Organovo Holdings, Inc.

Opportunity Matrix Tissue Research Programs Toxicology Assays (Product/Service) Disease Models (Partnerships or Direct Development) Simple Tissues for Therapy (Clinical) Liver ✔ ✔ ✔ Lung ✔ ✔ Kidney ✔ ✔ ✔ Cancer ✔ Bone ✔ ✔ Blood Vessel ✔ ✔ Heart ✔ ✔ ✔ Skin ✔ ✔ © Copyright 2015 Organovo Holdings, Inc.

Opportunity Matrix Tissue Research Programs Toxicology Assays (Product/Service) Disease Models (Partnerships or Direct Development) Simple Tissues for Therapy (Clinical) Liver ✔ ✔ ✔ Lung ✔ ✔ Kidney ✔ ✔ ✔ Cancer ✔ Bone ✔ ✔ Blood Vessel ✔ ✔ Heart ✔ ✔ ✔ Skin ✔ ✔ © Copyright 2015 Organovo Holdings, Inc.

3D human breast tumor models have been bioprinted with defined multi-cellular composition and architecture Mantle of connective tissue Core of cancer cells King et al., ASCB (December 2013) © Copyright 2015 Organovo Holdings, Inc.

Small, hydrophilic compounds like methotrexate (C) and fluorescent dyes (B) penetrate deep into the tissues As expected, larger more lipophilic compounds like paclitaxel concentrate in the outer regions of the tissue (D) King et al., AACR (April 2014) 3D Bioprinted tumors can reveal penetration, distribution, and effects of anti-tumor agents Clear differential outcomes are noted in 3D Bioprinted tumors vs. 2D cultures © Copyright 2015 Organovo Holdings, Inc.

3D Bioprinted tumors can be generated from patient tumor cells Patient pancreatic ductal adenocarcinoma (PDAC)-derived cells and pancreatic stellate cells were bioprinted into 3D structures (A, B) reminiscent of the parent tumor (C) and maintained in vitro for 10 days. Cancer cells are labeled with CK8/18 (Green) and surrounding fibroblasts with Vimentin (Red). *presented by Dr. Rosalie Sears (OHSU), AACR (2014) Bioprinted Human Pancreatic Tumors Original Patient Tumor © Copyright 2015 Organovo Holdings, Inc.

ONVO 3D Liver tissues have native tissue-like features NP H Intracellular Albumin, desmin (hSC) 25 μ 25 μ 25 μ Defined compartments of Hepatocytes (H) and non-parenchymal (NP) cells Tight junctions between healthy hepatocytes Close association of hepatocytes and stellate cells Well-formed micro-vascular structures with lumens © Copyright 2015 Organovo Holdings, Inc.

ONVO exVive3D™ Liver can detect patterns of damage histologically Non-alcoholic steatohepatitis (NASH / fatty liver disease) is one of the biggest areas of current research in pharma drug discovery Disruption of cell adhesion Necrosis Steatosis 50 µm 50 µm 50 µm © Copyright 2015 Organovo Holdings, Inc.

Organovo 3D bioprinted tissues have the potential to address gaps in pharma discovery We believe our 3D bioprinted tissues: Enable better predictive, physiologically relevant in vitro modeling Fill the gap between in vitro and in vivo preclinical research De-risk total discovery program costs by enabling decision points further upstream Provide disease modeling applications across the pre-clinical drug discovery workflow Human 3D toxicity / efficacy models Human 3D disease models © Copyright 2015 Organovo Holdings, Inc.

Business Case History Aurora / Vertex Aurora and Vertex merged Aurora’s screening capability helped build Vertex’s cystic fibrosis franchise Abgenix / Medarex Each developed antibodies for partners during early days Each moved to develop 50:50 shared drugs and then wholly owned drugs over time © Copyright 2015 Organovo Holdings, Inc.

Opportunity Matrix Tissue Research Programs Toxicology Assays (Product/Service) Disease Models (Partnerships) Simple Tissues for Therapy (Clinical) Liver ✔ ✔ ✔ Lung ✔ ✔ Kidney ✔ ✔ ✔ Cancer ✔ Bone ✔ ✔ Blood Vessel ✔ ✔ Heart ✔ ✔ ✔ Skin ✔ ✔ © Copyright 2015 Organovo Holdings, Inc.

Scientific proof of concept April 2013 ✔ Functional Validation Testing against known drugs December 2013 ✔ Delivery to KOLs Alpha and beta testing April 2014 ✔ (January ‘14) Product launch Before the end of 2014 ✔ (November ‘14) Announced contracts for early customers April 2014 3D Liver in Detail – Timelines for Tox Product © Copyright 2015 Organovo Holdings, Inc.

Scientific proof of concept April 2015 Functional Validation December 2015 Beta Testing May 2016 Product launch By end of Q3 2016 (calendar) Development and launch of exVive3D™ Kidney © Copyright 2015 Organovo Holdings, Inc.

Addressable Markets for In Vitro Tissue Liver Toxicology Kidney Toxicology Skin Toxicology Customer opportunity 6,500 6,500 tbd Contracts/year 1.3 1.3 tbd Average contract $150,000* $250,000 tbd TAM $1.3B $2.1B tbd * Validated by existing contract activity. All other information is based on Company research. © Copyright 2015 Organovo Holdings, Inc.

ONVO 3D Liver responds selectively to liver toxicant

- 3D liver tissues were exposed to compounds daily for seven days
- Toxic compound X exhibits statistically significant, dose dependent decreases in Albumin compared to non-toxic, *structurally related* compound Y in bioprinted liver tissues



Albumin
% Albumin rel to vehicle control
200
150
100
50
0
****
****
****
***
*
* = p≤ 0.05
** = p≤ 0.01
*** = p≤ 0.001
**** = p≤ 0.0001
One way ANOVA
Grubbs outlier analysis
Media Cont
0.8μM
4μM
20μM
100μM
0.8μM
4μM
20μM
100μM
Non-toxic (Y)
Toxic (X)

Changing the shape of medical research and practice

© Copyright 2015 Organovo Holdings, Inc.

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3D liver tissues with hepatocytes from 3 different donors were exposed to compounds daily for seven days Toxic compound X continues to exhibit effects across multiple donors ONVO 3D Liver detects injury across multiple cell donors ATP Response LDH Response © Copyright 2015 Organovo Holdings, Inc.

exVive3D™ Human Liver: Proper CYP3A4 Metabolism is Conserved 25 μ Proper metabolism of midolazam (formation of hydroxymidazolam) CYP3A4 Activity sustained out to four week timepoint mRNA (qPCR) Veh = vehicle only (control) +Rif = with rifampicin © Copyright 2015 Organovo Holdings, Inc.

Reporting Progress on Liver Best tracking tool will be 10-Q and 10-K revenues Early quarters may not track linearly Revenue in current quarter from pre-launch contracts As we progress, may include market penetration info For example, n of top 25 pharma companies Need to hit mid-single digit millions per year before assessing progress will be feasible © Copyright 2015 Organovo Holdings, Inc.

Toxicology Product and service revenue 3D Liver well-based tissue Living cell-based assay Disease models Partner model Hepatitis C / infectivity Liver fibrosis NASH 3D Liver in Detail – Business Models Standard Corning TranswellTM Plates © Copyright 2015 Organovo Holdings, Inc.

Capitalization Picture $50M on hand at Dec. 31, 2014 New shelf filing as of Feb. 27, 2015 Will continue to seek right opportunities to capitalize new initiatives that can add to long term enterprise value Platform nature of 3D Bioprinting allows us to grow into new areas to grow overall opportunities © Copyright 2015 Organovo Holdings, Inc.

Organovo Has Long Term Opportunity in Tissue Therapy Tissue opportunities Direct surgical therapy for patients Simple tissues in animal testing Larger tissues through partnership Bioprinted Branched Vessel Simple and branched tubular structures Tissue patches © Copyright 2015 Organovo Holdings, Inc.

Organovo Contacts: Investor Relations ir@organovo.com Website http://www.organovo.com Enabling tissue on demand NYSE MKT: ONVO © Copyright 2015 Organovo Holdings, Inc.